UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

EXP WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-168025

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1321 King Street, Suite 1
Bellingham, WA 98229
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 3, 2017, eXp World Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2016. A copy of the Company’s April 3, 2017 press release is attached hereto as Exhibit 99.1

In accordance with General Instruction B.2 of Form 8-K, the information contained in Exhibit 99.1 furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Exhibit 99.1 contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in Exhibit 99.1. Further, Exhibit 99.1 contains statements intended as “forward-looking statements,” all of which are subject to the cautionary statements about forward-looking statements set forth therein.

Item 7.01. Regulation FD Disclosure.

The Company will be making a presentation at The MicroCap Conference on April 4, 2017 at 9:30 a.m. ET at the JW Marriott Essex House, located at 160 Central Park S., New York, NY, 10019. A copy of the materials to be presented at the meeting is accessible on the Company’s website at http://investors.exprealty.com and furnished as Exhibit 99.2 to this Current Report on Form 8-K, incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and in Exhibit 99.2 furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	eXp World Holdings, Inc. Earnings Press Release dated April 3, 2017
99.2	eXp World Holdings, Inc. Presentation Materials dated April 4, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2017

EXP WORLD HOLDINGS, INC.

By:	/s/ Alan Goldman
Alan Goldman Chief Financial Officer

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